UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2017

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2017, the Board of Directors of Ballantyne Strong, Inc. (the “Company”) appointed Lance V. Schulz as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective as of March 29, 2017.

Mr. Schulz, age 49, served as Managing Director, Accounting for TD Ameritrade Holding Corporation (NASDAQ: AMTD), a publicly traded U.S. securities broker/dealer, where he managed accounting, corporate tax and external reporting functions, from 2007 to 2016. Prior to that, he served as Director, External Reporting, for TD Ameritrade Holding Corporation from 2000 to 2007. Mr. Schulz has served as a consultant for publicly-traded and privately-held companies on finance, technical accounting and SEC financial reporting matters since 2016. Prior to TD Ameritrade, he held positions with Werner Enterprises, Inc. (NASDAQ: WERN), a publicly traded global transportation provider of freight management and supply chain solutions, including Director of Accounting from 1996 to 2000 and Manager of Financial Reporting from 1994 to 1996. From 1990 to 1994, he was a Senior Associate at Coopers & Lybrand (now known as PricewaterhouseCoopers). Mr. Schulz holds a B.S.B.A. in Accounting from the University of Nebraska-Omaha. He is a CPA (inactive) and a member of the American Institute of Certified Public Accountants and the Nebraska Society of Certified Public Accountants.

Mr. Schulz’s employment agreement (the “Employment Agreement”) with the Company provides for an annual base salary of $250,000, and he will be eligible for performance-based compensation in the form of an annual bonus targeted at $150,000, payable partly in cash and partly through equity awards as determined by the Compensation Committee. The bonus will be subject to the achievement of performance metrics and other criteria as determined by the Compensation Committee. As a signing bonus, the Company has agreed to grant, within 30 days of the entry into the Employment Agreement, to Mr. Schulz a stock option to purchase 40,000 shares of the Company pursuant to the Company’s 2010 Long-Term Incentive Plan, which option will vest over a period of four years from the date of grant. He will also be eligible to participate in the Company’s 401(k), medical, dental and vision plans and certain other benefits available generally to employees of the Company. The Employment Agreement contains customary non-competition and non-solicitation covenants.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Ryan M. Burke, who has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since September 2016, will continue as Corporate Controller, effective as of March 29, 2017.

Mr. Burke, age 37, joined the Company in January 2015 as Corporate Controller and was responsible for preparation of SEC filings and coordinating internal audit, external audit and tax preparation activities. From September 2016 to March 2017, he served as our Senior Vice President, Chief Financial Officer and Treasurer of the Company. From November 2008 to December 2014, Mr. Burke served as Portfolio Company Controller for Tenaska Capital Management, LLC, an investment company, where he had direct responsibility for financial reporting and control environment functions of multiple portfolio companies. From October 2002 to October 2008, he was an audit manager for KPMG, LLP. Mr. Burke holds a Bachelor of Science degree in business administration from Creighton University. He is a CPA (inactive) and a member of the American Institute of Certified Public Accountants and the Nebraska Society of Certified Public Accountants. Mr. Burke’s compensation is disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2017.

To the Company’s knowledge, there are no arrangements or understandings between Mr. Schulz or Mr. Burke and any other person pursuant to which they were selected for their positions. In addition, there are no family relationships between Mr. Schulz or Mr. Burke and any directors or executive officers of the Company, and no transactions are required to be reported under Item 404(a) of Regulation S-K between either of them and the Company.

Item 8.01. Other Events.

The 2017 Annual Meeting of Stockholders is scheduled for June 15, 2017. The Company’s stockholders of record as of the close of business on April 24, 2017 will be entitled to vote at the meeting.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated March 29, 2017, between Ballantyne Strong, Inc. and Lance V. Schulz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: March 29, 2017	By:	/s/ D. Kyle Cerminara
D. Kyle Cerminara
Chairman of the Board of Directors and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated March 29, 2017, between Ballantyne Strong, Inc. and Lance V. Schulz.